Exhibit 10.1
FIRST AMENDMENT TO INVESTMENT AGREEMENT
     THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), dated as of December 7, 2007, is entered into by and among Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership (“Strategic”) as successor by assignment from CBP Parts Acquisition Co. LLC, a formed Delaware limited liability company (“CBP Parts”), Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership (“SBS”) as successor by assignment from CBP Parts, and Dana Corporation, a Virginia corporation (the “Company”) and debtor-in-possession under chapter 11 of title 11 of the United States Code in case No. 06-10354 (BRL) pending in the Bankruptcy Court, and amends that certain Investment Agreement, dated as of July 26, 2007, by and among Centerbridge, the Purchaser and the Company (the “Agreement”). Capitalized terms used, but not defined, in this Amendment have the meanings ascribed to such terms in the Agreement.
     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the receipt and sufficiency of which Centerbridge, Strategic, SBS and the Company each hereby acknowledge, the parties hereto hereby covenant and agree to amend and revise the Agreement as follows:
ARTICLE I
AMENDMENTS
     Section 1.1 Amendments to Investment Agreement.
     (a) Definition of Series B Preferred. The third recital to the Agreement is hereby amended by inserting the phrase “(the “Series B Preferred”)” immediately prior to the phrase “, in each case having the terms set forth in the Certificate of Designation attached hereto as Exhibit B.” Section 7.2 of the Agreement is hereby amended by replacing the phrase “Series B-1 Preferred” with the phrase “Series B Shares.”
     (b) Series B Preferred Share Purchases. Section 1.2 of the Agreement (Series B Preferred Share Purchase) is hereby amended to read in its entirety as follows, in each case in order to conform to the Third Amended Joint Plan of Reorganization and Third Amended Disclosure Statement related thereto:
          “1.2 Series B Preferred Share Purchase. (a) Backstop. On the terms and subject to the conditions herein, at the Closing, New Dana will issue and sell to Purchaser and Purchaser will purchase from New Dana, for an aggregate price of $250,000,000, or $100 per share, in cash (the “Series B Purchase Price”), 2,500,000 newly issued shares of Series B Preferred (“Series B Shares” and, together with the Series A Preferred, the "Shares”); provided, however, that Purchaser’s obligation and right to purchase Series B Shares will be reduced (but not below zero) to the extent that Qualified Investors purchase and timely pay for Series B Shares in accordance with this Section 1.2.
          (b) Subscriptions. Qualified Investors who deliver a duly executed Subscription Agreement in the form of Exhibit C to Centerbridge and the Company prior to 5:00 p.m. EST on December 5, 2007 (such time, the “Subscription Deadline” and such Qualified Investors, the

"Series B Investors”) will be entitled to purchase their Pro Rata Share of 5,400,000 Series B Shares from the Company for the Series B Purchase Price. Such Series B Investors will also be entitled to purchase, if applicable, their Undersubscription Allocation of Series B Shares, from the Company for the Series B Purchase Price. For purposes of this Agreement, “Pro Rata Share” means each Qualified Investor’s pro rata portion of the Series B Shares, as applicable, calculated based on the proportion that the Participating Claims beneficially owned by it bear to the total amount of Participating Claims beneficially owned by Qualified Investors (disregarding whether any or all Qualified Investors have subscribed to purchase Series B Shares for purposes of calculating such total amount) as a whole.
          (c) Undersubscription Allotment. To the extent Primary Subscriptions are for less than 5,400,000 Series B Shares, a number of Series B Shares will be available to each Qualified Investor subscribing for Series B Shares (collectively, the “Subscribing Investors”) who indicates in its Subscription Agreement delivered prior to the Subscription Deadline that it agrees to subscribe for an Undersubscription Allocation (collectively, the “Undersubscription Investors”). The number of Series B Shares available for the Undersubscription Allocation will be equal to the difference between (i) 2,900,000 Series B Shares and (ii) the number of Series B Shares by which Primary Subscriptions and the Series B Shares purchased by Centerbridge pursuant to Section 1(a) exceed 2,500,000 Series B Shares (the “Unsubscribed Shares”). Each Undersubscription Investor will purchase from the Company at the Series B Purchase Price its pro rata share of the number of Unsubscribed Shares (the “Undersubscription Allocation”), calculated based on the proportion that the Participating Claims beneficially owned by it bear to the total amount of Participating Claims held by Undersubscription Investors as a whole; provided, however, that no Qualified Investor will be required to purchase Series B Shares in excess of the maximum amount it agrees to purchase pursuant to its Subscription Agreement. In the event that a Subscribing Investor ceases to be a Qualified Investor after executing a Subscription Agreement, such Subscribing Investor will not be entitled to acquire Series B Shares and such Person’s allocation of Series B Shares shall be added to the total number of Series B Shares the respective Pro Rata Share of which each Qualified Investor may purchase pursuant to the first sentence of Section 1.2(b) above. For purposes of this Section 1.2, "Primary Subscriptions” means the Series B Shares that Qualified Investors agree to purchase pursuant to duly executed Subscription Agreements submitted prior to the Subscription Deadline, but not including Series B Shares subject to an Undersubscription Allocation.
          (d) $200 Million Cap. Notwithstanding anything to the contrary in this Section 1.2, in no event will any purchaser of Series B Shares and its Affiliates, including without limitation any Person to whom Purchaser has assigned rights and obligations to purchase Series B Shares as contemplated by Section 1.2(a), but not including Purchaser and its Affiliates, be entitled to acquire beneficial ownership of more than $200 million in aggregate liquidation preference of Series B Shares (including after taking into account subscriptions for Unsubscribed Shares).

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          (c) Amendment to Termination Rights. Section 6.2(d) of the Agreement is hereby amended to read in its entirety:
     (d) by Centerbridge, if there has been a default or breach by the Company of its representations and warranties, covenants or agreements set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or breach is incapable of being cured or, if capable of being cured has not been cured within 60 days following receipt by the Company from Centerbridge of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of the condition set forth in Section 5.3(f) or (g), as applicable; provided, however, that Centerbridge will not have the right to terminate this Agreement pursuant to this Section 6.2(d) if it or Purchaser is in material breach of any representations, warranties, covenants or agreements hereunder;
          (d) Condition re: Board Composition.
          (i) The text of Section 5.3(k) of the Agreement is hereby amended to read in its entirety as follows:
     (k) Effective upon the Closing, the New Dana Board shall consist of nine directors, (i) four of whom shall be designated by Centerbridge, one of whom shall be an Independent Director and one of whom shall be an Independent Director with respect to Centerbridge (but not necessarily independent of New Dana for NYSE purposes), (ii) three of whom shall be designated by representatives of the unsecured creditor’s committee (the “Creditors’ Committee”) appointed in the Chapter 11 Case, each of whom shall be an Independent Director, (iii) one of whom shall be selected by the Creditors’ Committee from a list of three Independent Directors proffered to the Creditors’ Committee by Centerbridge, provided, however, if none of the Independent Directors on the list are reasonably satisfactory to the Creditors’ Committee, then Centerbridge shall proffer the names of additional Independent Directors until the name of an Independent Director reasonably satisfactory to the Creditors’ Committee is put forth and at any time during that process, the Creditors’ Committee may submit its own list, which would then be subject to the same proffer process, and (iv) one of whom shall be the Chief Executive Officer of the Company.
          (e) Purchaser Expenses. Section 7.1(a) of the Agreement is hereby amended by replacing the phrase “an amount not to exceed $4.0 million” with the phrase “an amount not to exceed $5.0 million” in order to conform this amount to the expense cap reflected in the Third Amended Disclosure Statement.
          (f) Trade Claims Record Date; Definition of “allowed”. Section 8.8(xl) of the Agreement is hereby amended to read in its entirety “‘Trade Claims Record Date‘ means November 28, 2007” in order to conform this date to the Trade Claims Record Date reflected in the Third Amended Joint Plan of Reorganization and the Third Amended Disclosure Statement related thereto. Section 8.8 is hereby amended to add a new definition “‘allowed‘, for purposes of the definitions of Bondholder Claims and Trade Claims herein, means “allowed” as such term is used in the Bankruptcy Code and will not be interpreted to have the meaning given such term in the Chapter 11 Plan.”

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          (g) Chapter 11 Plan Provisions. Centerbridge and Purchaser hereby confirm and reaffirm their consent to the Third Amended Joint Plan of Reorganization.
     Section 1.2 Amended and Restated Exhibits to Investment Agreement.
          (a) Certificate of Designation. The Certificate of Designation attached as Exhibit B to the Agreement is hereby deleted and replaced in its entirety by the Certificate of Designation attached hereto as Exhibit B.
          (b) Shareholders Agreement. The Shareholders Agreement attached as Exhibit D to the Agreement is hereby deleted and replaced in its entirety by the Shareholders Agreement attached hereto as Exhibit D.
          (c) Series A Registration Rights Agreement. The Series A Registration Rights Agreement attached as Exhibit E to the Agreement is hereby deleted and replaced in its entirety by the Series A Registration Rights Agreement attached hereto as Exhibit E.
          (d) Series B Registration Rights Agreement. The Series B Registration Rights Agreement attached as Exhibit F to the Agreement is hereby deleted and replaced in its entirety by the Series B Registration Rights Agreement attached hereto as Exhibit F.
          (e) Market Maker Agreement. The Market Maker Agreement attached as Exhibit H to the Agreement is hereby deleted and replaced in its entirety by the Market Maker Agreement attached hereto as Exhibit H.
     Section 1.3 Effective Date of Amendment; Termination. This Amendment shall not become binding upon the Debtors unless and until the Bankruptcy Court approves this Amendment. Centerbridge, by written notice to the Company, may terminate this Amendment if the Company has not obtained Bankruptcy Court approval of this Amendment on or before February 28, 2008. Upon such termination, the Investment Agreement will remain in full force and effect but without giving effect to this Amendment, until terminated in accordance with the terms thereof.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Affirmation of Agreement. Except as expressly amended hereby, all terms, conditions and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.
     Section 2.2 Entire Agreement. Together with the Agreement, this Amendment constitutes the entire agreement among Centerbridge, Strategic, SBS and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of Centerbridge, the Purchaser and the Company (or any of them) with respect to the subject matter hereof.

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     Section 2.3 Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.
     Section 2.4 Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
     Section 2.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
[Remainder of Page Blank — Signature Page Follows]

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     IN WITNESS WHEREOF, Centerbridge, Strategic, SBS and the Company have each duly executed and delivered this Amendment as of the date first written above.

DANA CORPORATION

By:	/s/ Michael J. Burns

Name:	Michael J. Burns

Title:	Chairman & CEO

CENTERBRIDGE CAPITAL PARTNERS, L.P.
By:	Centerbridge Associates, L.P.,
its general partner
By: Centerbridge GP Investors, LLC
its general partner

By:	/s/ Jeff Aronson

Name:	Jeff Aronson

Title:	Authorized Person

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.
By:	Centerbridge Associates, L.P.,
its general partner
By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Jeff Aronson

Name:	Jeff Aronson

Title:	Authorized Person

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.
By:	Centerbridge Associates, L.P.,
its general partner
By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Jeff Aronson

Name:	Jeff Aronson

Title:	Authorized Person
Signature Page to First Amendment to Investment Agreement

Exhibit B
DANA HOLDING CORPORATION
CERTIFICATE OF DESIGNATION OF
4.0% SERIES A CONVERTIBLE PREFERRED STOCK AND
4.0% SERIES B CONVERTIBLE PREFERRED STOCK
     The terms of the authorized 4.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and 4.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of Dana Holding Corporation, a corporation organized and existing under the State of Delaware (the “Corporation”), are as set forth below:
     1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation two new series of Preferred Stock designated as the Series A Preferred and the Series B Preferred. The number of shares constituting the Series A Preferred will be 2,500,000, and the number of shares constituting the Series B Preferred will be 5,400,000.
     2. Ranking. The Series A Preferred and Series B Preferred will, with respect to payment of dividends and to distributions in the event of the Corporation’s voluntary or involuntary liquidation, winding up or dissolution (a “Liquidation”), rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A Preferred and Series B Preferred as to dividend rights and rights on a Liquidation (collectively referred to as “Junior Stock”), (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred and Series B Preferred as to dividend rights and rights on a Liquidation (collectively referred to as “Parity Stock”), and (iii) junior to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred or Series B Preferred as to dividend rights and rights on a Liquidation (“Senior Stock”). For the avoidance of doubt, the Series A Preferred and Series B Preferred will rank on a parity with each other as to dividend rights and rights on a Liquidation.
     3. Dividends. (a) So long as any shares of Series A Preferred or Series B Preferred are outstanding, the holders of such shares will be entitled to receive out of the Corporation’s assets legally available therefor, when, as and if declared by the Board, preferential dividends at a rate per annum equal to 4.0% (the “Dividend Rate”) on the then-effective Liquidation Preference per share for such share hereunder, payable in cash. Subject to Section 5(f), such dividends with respect to each share of Series A Preferred and Series B Preferred, as applicable, will be fully cumulative and will begin to accrue from the Issue Date of such share, whether or not such dividends are authorized or declared by the Board and whether or not in any Dividend Period or

Dividend Periods there are assets of the Corporation legally available for the payment of such dividends.
     (b) Dividends on the shares of Series A Preferred and Series B Preferred will be payable quarterly in equal amounts (subject to Section 3(d) hereunder with respect to shorter periods, including the first such period with respect to newly issued shares of Series A Preferred or Series B Preferred) in arrears on each Dividend Payment Date, in preference to and in priority over dividends on any Junior Stock, commencing on the first Dividend Payment Date after the Issue Date of such share of Series A Preferred or Series B Preferred, as applicable. Subject to Section 3(f), such dividends will be paid to the holders of record of the shares of Series A Preferred and Series B Preferred, as applicable, as they appear at the close of business on the applicable Dividend Record Date. The amount payable as dividends on such Dividend Payment Date will be payable in cash, unless such payment is prohibited under statutory law.
     (c) All dividends paid with respect to shares of Series A Preferred and Series B Preferred pursuant to Section 3(a) will be paid pro rata to the holders thereof and will first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid. Dividend payments will be aggregated per holder and will be made to the nearest cent (with $0.005 being rounded upward).
     (d) The amount of dividends payable per share of Series A Preferred and Series B Preferred for each full Dividend Period will be computed by dividing the annual dividend amount for such share by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on a share of Series A Preferred or Series B Preferred, as applicable, will be computed on the basis of twelve 30-day months and a 360-day year. No interest will accrue or be payable in respect of unpaid dividends.
     (e) Any reference to “distribution” in this Section 3 will not be deemed to include any distribution made in connection with any Liquidation.
     (f) Notwithstanding any other provision hereof, in no event will a dividend payable under Section 3(a) be paid in respect of any share of Series A Preferred or Series B Preferred that has been converted prior to the applicable Dividend Payment Date pursuant to Section 5(b) or (c) if such dividend was included in the calculation of clause (i) of Section 5(b) or 5(c), as applicable.
     4. Liquidation Rights. (a) In the event of any Liquidation, the holders of shares of Series A Preferred and Series B Preferred then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, earnings or otherwise, before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of Junior Stock, subject to the rights of holders of Senior Stock, if any, an amount with respect to each share of Series A Preferred and Series B Preferred outstanding equal to the then-effective Liquidation Preference per share for such shares, plus all declared or accrued and unpaid dividends in respect thereof to the date of final distribution. If upon any Liquidation, the assets to be distributed among the holders of Series A Preferred, Series B Preferred and Parity Stock, if any, are insufficient to permit the payment to such stockholders of the full preferential amounts thereof, then the entire assets of the Corporation to be distributed will be distributed ratably among the holders of Series A Preferred, Series B Preferred and Parity Stock, based on the full preferential amounts for the number of shares of Series A Preferred, Series B Preferred and Parity Stock held by each holder, subject to the rights of holders of Senior Stock, if any.
     (b) After payment to the holders of Series A Preferred and Series B Preferred of the amounts set forth in Section 4(a) hereof, such holders will not be entitled to any further participation in any distribution of the Corporation’s assets and the entire remaining assets and funds of the Corporation legally available for distribution, if any, will be distributed among the holders of any Capital Stock entitled to a preference over the Common Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.
     (c) No funds are required to be set aside to protect the Liquidation Preference of the shares of Series A Preferred and Series B Preferred, although the applicable Liquidation Preference will be substantially in excess of the par value of the shares of Series A Preferred and Series B Preferred.
     (d) For purposes of this Section 4, neither a merger, consolidation, business combination, reorganization or recapitalization of the Corporation with or into any entity, nor a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries (on a consolidated basis) will be deemed a Liquidation.
     5. Conversion. The Series A Preferred and Series B Preferred are convertible into shares of Common Stock as follows:
     (a) Conversion Price. The initial Conversion Price of each share of Series A Preferred and Series B Preferred will be determined as set forth in the definition of “Conversion Price” in Section 13 and the defined terms used therein. The Conversion Price will be subject to adjustment as provided in Section 5(h).
     (b) Optional Conversion Right. At any time after the six-month anniversary of the Original Issue Date, but subject to Section 8, at the option of the holder thereof, any share of Series A Preferred or Series B Preferred may be converted into such number of fully paid and non-assessable shares of Common Stock that is obtained by dividing (i) the then-effective Liquidation Preference plus all accrued but unpaid dividends under Section 3(a) for such share by (ii) the Conversion Price (as in effect on the Conversion Date).
     (c) Mandatory Conversion. If the Closing Sale Price of the Common Stock has exceeded an amount equal to 1.4 multiplied by the Distributable Market Equity Value Per Share (such product, rounded up to the nearest cent, and subject to equitable adjustment in the event of any stock dividends, splits, reverse splits, combinations, reclassifications and similar actions, the “Mandatory Conversion Trigger Price”), for at least 20 consecutive Trading Days commencing from or after the fifth anniversary of the Original Issue Date, then the Corporation may, at its option at any time after any such 20 consecutive Trading Day period, cause all but not less than all of the outstanding shares of Series A Preferred and Series B Preferred to convert into such number of fully paid and non-assessable shares of Common Stock that is obtained by dividing (i) the then-effective Liquidation Preference of such shares plus any accrued but unpaid dividends under Section 3(a) for such shares by (ii) the Conversion Price (as in effect on the Conversion Date).
     (d) Mechanics for Exercise of Conversion Rights. In order to exercise the optional conversion right provided for in Section 5(b), the holder of each share of Series A Preferred or Series B Preferred to be converted will (i) surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, to the office of the Transfer Agent or (ii) deliver written notice to the Corporation or the Transfer Agent that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates (the actions taken pursuant to clause (i) or (ii), a “Surrender”), accompanied, in either case, by written notice to the Corporation that the holder thereof elects to convert all or a specified whole number of shares of Series A Preferred or Series B Preferred, as applicable. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred or Series B Preferred, as applicable, are registered, each share Surrendered for conversion must be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). In the event the Corporation elects to exercise the mandatory conversion right provided for in Section 5(c), the Corporation will provide written notice of such exercise to the Transfer Agent and each holder of Series A Preferred and Series B Preferred specifying the date on which such conversion will be effective (the “Mandatory Conversion Notice”), which date must be no less than 90 days from the date on which such written notice is sent, and thereafter each holder of shares of Series A Preferred and Series B Preferred will Surrender its shares to the Corporation.
     (e) Delivery of Certificates and Conversion Date. As promptly as practicable, but in any event within five Business Days following the Conversion Date (in the case of a conversion pursuant to Section 5(b)) or within five Business Days following the date on which a holder of shares to be converted Surrenders such shares to the Corporation (in the case of a conversion pursuant to Section 5(c)), the Corporation will issue and deliver to, or upon the written order of, the holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such holder’s applicable shares of Series A Preferred or Series B Preferred in accordance with the provisions of this Section 5, and any fractional interest in respect of a share of Common Stock arising upon such conversion will be settled as provided in Section 5(g) hereof. In the event of a conversion pursuant to Section 5(b), upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred or Series B Preferred Surrendered for conversion, the Corporation will also issue and deliver to, or upon the written order of, the holder of the certificate so Surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred or Series B Preferred, as applicable, representing the unconverted portion of the certificate so Surrendered, which new certificate will entitle the holder thereof to the rights of the shares of Series A Preferred or Series B Preferred represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been Surrendered for conversion. Each conversion will be deemed to have been effected as of the close of business on the date on which (i) in the case of an optional conversion pursuant to Section 5(b), the certificates for Series A Preferred or Series B Preferred are Surrendered and such notice and payment of all required transfer taxes and dividends received by the Corporation as aforesaid, or (ii) in the case of a mandatory conversion pursuant to Section 5(c), the date specified in the Mandatory Conversion Notice (the “Conversion Date”). On the Conversion Date, all rights with respect to the shares of Series A Preferred or Series B Preferred so converted, including the rights, if any, to receive notices, will terminate except only the rights of holders thereof to receive the physical certificates contemplated by this Section 5(e) and cash in lieu of any fractional share as provided in Section 5(g), and the Person entitled to receive the shares of Common Stock will be treated for all purposes as having become the record holder of such shares (even if certificates for such shares of Common Stock have not yet been issued).
     (f) If conversion rights are exercised with respect to shares of Series A Preferred or Series B Preferred under Section 5(b) or (c), such shares will cease to accrue dividends pursuant to Section 3(a) as of the end of day immediately preceding the Conversion Date.
     (g) No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon conversion of shares of Series A Preferred or Series B Preferred. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of such shares, the Corporation will pay to the holder of such shares an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Conversion Date. If more than one share is Surrendered for conversion pursuant to this Section 5 at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares so Surrendered.
     (h) Conversion Price Adjustments. The Conversion Price is subject to adjustment from time to time as follows:
          (i) Stock Splits and Combinations. If, after the Original Issue Date, the Corporation (A) subdivides or splits its outstanding shares of Common Stock into a greater number of shares, (B) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares, or (C) issues any Capital Stock of the Corporation by reclassification of its Common Stock, then the Conversion Price in effect immediately prior to such event will be adjusted so that the holder of any share of Series A Preferred or Series B Preferred thereafter Surrendered for conversion will be entitled to receive the number of such securities that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above as if such share had been converted immediately prior to the effective date of such subdivision, combination or reclassification or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 5(h)(i) will become effective at the close of business on the effective date of such corporate action. Such adjustment will be made successively wherever any event listed above occurs.
          (ii) Dividends/Distributions of Common Stock. If, after the Original Issue Date, the Corporation fixes a record date for or pays a dividend or makes a distribution in shares of Common Stock on any class of Capital Stock of the Corporation, other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 5(h)(i), then the Conversion Price in effect at the close of business on the record date therefor will be adjusted to equal the price determined by multiplying (A) such Conversion Price by (B) a fraction, the numerator of which will be the number of shares of Common Stock Outstanding at the close of business on the record date and the denominator of which will be the sum of (1) the number of shares of Common Stock Outstanding at the close of business on the record date and (2) the number of shares of Common Stock constituting such dividend or distribution. An adjustment made pursuant to this Section 5(h)(ii) will become effective immediately after the close of business on such record date (except as provided in Section 5(h)(iv)(F) hereof). Such adjustment will be made successively wherever any event listed above occurs.
          (iii) Certain Issuances of Common Stock and Common Stock Derivatives. If, after the Original Issue Date, the Corporation issues or sells shares of Common Stock or any Common Stock Derivative without consideration or at a consideration per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a Common Stock Derivative), calculated by including the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon and in respect of any such conversion, exchange or exercise, that is less than the Conversion Price in effect at the close of business on the day immediately preceding such issuance, then the maximum number of shares of Common Stock issuable upon conversion, exchange or exercise of such Common Stock Derivatives, as applicable, will be deemed to have been issued as of such issuance and such Conversion Price will be decreased, effective as of the time of such issuance, to equal the price determined by multiplying (A) such Conversion Price by (B) a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance and (2) the number of shares which the aggregate proceeds to the Corporation from such issuance (including any additional consideration per share of Common Stock payable to the Corporation upon any such conversion, exchange or exercise) would purchase at such Conversion Price, and the denominator of which will be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance and (2) the number of additional shares of Common Stock issued or subject to issuance upon the conversion, exchange or exercise of such Common Stock Derivatives issued. In the event that any portion of such consideration is in a form other than cash, the Fair Market Value of such noncash consideration will be used. Notwithstanding any provision hereof to the contrary, this Section 5(h)(iii) will not apply to any issuance of Common Stock in any manner described in Section 5(h)(i) and (ii). Such adjustment will be made successively wherever any event listed above occurs.
          (iv) Additional Conversion Matters.
               (A) Minor Adjustments and Calculations. No adjustment in the Conversion Price pursuant to any provision of this Section 5(h) will be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 5(h)(iv)(A) are not required to be made will be carried forward and taken into account in any subsequent adjustments until made. All calculations under this Section 5(h) will be made to the nearest cent (with $0.005 being rounded upward).
               (B) Exceptions to Adjustment Provisions. The provisions of this Section 5(h) will not be applicable to (1) any issuance for which an adjustment to the Conversion Price is provided under any other subclause of this Section 5(h), (2) any issuance of shares of Common Stock upon actual exercise, exchange or conversion of any Common Stock Derivative if the Conversion Price was fully and properly adjusted at the time such securities were issued or if no such adjustment was required hereunder at the time such securities were issued, (3) the issuance of additional shares of Series A Preferred or Series B Preferred at a per share price equal to or greater than the applicable Liquidation Preference or the issuance of shares of Common Stock upon conversion of outstanding shares of Series A Preferred or Series B Preferred, (4) the issuance of Common Stock Derivatives or shares of Common Stock to employees, directors or consultants of the Corporation or its subsidiaries pursuant to management or director incentive plans or stock compensation plans as in effect on or prior to the Original Issue Date or approved by the affirmative vote of a majority of the Board after the Original Issue Date, including any employment, severance or consulting agreements, or the issuance of shares of Common Stock upon the exercise of such Common Stock Derivative, (5) the issuance of shares of Common Stock as consideration for an arm’s-length acquisition of a business or assets from a Third Party or Third Parties that is approved by holders of a majority of the Voting Stock (on an as-converted basis) in accordance with the requirements under the Charter and the Corporation’s By-Laws and applicable law, or (6) the issuance of shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan.
               (C) Board Adjustment to Conversion Price. Anything in this Section 5(h) to the contrary notwithstanding, the Corporation may, to the extent permitted by law, make such reductions in the Conversion Price, in addition to those required by this Section 5(h), as the Board in its good faith discretion determines to be necessary in order that any subdivision of shares, reclassification or combination of shares, distribution of Common Stock Derivatives, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders will not be taxable. Whenever the Conversion Price is so decreased, the Corporation will mail to holders of record of shares of Series A Preferred and Series B Preferred a notice of the decrease at least 5 days before the date the decreased Conversion Price takes effect, and such notice will state the decreased Conversion Price and the period it will be in effect.
               (D) Other Capital Stock. In the event that, at any time as a result of the provisions of this Section 5(h), a holder of shares of Series A Preferred or Series B Preferred becomes entitled to receive any shares of Capital Stock of the Corporation other than Common Stock upon subsequent conversion, the number of such other shares so receivable upon conversion will thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
               (E) Effect of Adjustment. In the event that, at any time after the Original Issue Date, any adjustment is made to the Conversion Price pursuant to this Section 5, such adjustment to the Conversion Price will be applicable with respect to all then outstanding shares of Series A Preferred and Series B Preferred and all shares of Series A Preferred or Series B Preferred issued after the date of the event causing such adjustment to the Conversion Price.
               (F) Adjustment Deferral. In any case in which Section 5(h) provides that an adjustment becomes effective from and after a record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any shares of Series A Preferred or Series B Preferred converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 5(g).
               (G) Other Limits on Adjustment. There will be no adjustment of the Conversion Price in the event of the issuance of any shares of the Corporation in a reorganization, acquisition or other similar transaction, except as specifically set forth in this Section 5.
               (H) Abandoned Events and Expired Common Stock Derivatives. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter and before the distribution to stockholders legally abandons its plan to pay or deliver such dividend or distribution, then thereafter any adjustment in the Conversion Price granted by this Section 5(h) will, as and if necessary, be readjusted at the time of such abandonment to the Conversion Price that would have been in effect if no adjustment had been made (taking proper account of all other conversion adjustments under this Section 5(h)); provided, however, that such readjustment will not affect the Conversion Price of any shares of Series A Preferred or Series B Preferred that have been converted prior to such abandonment. If any Common Stock Derivatives referred to in this Section 5(h) in respect of which an adjustment has been made expire unexercised in whole or in part after the same have been distributed or issued by the Corporation, the Conversion Price will be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired Common Stock Derivatives (taking proper account of all other conversion adjustments under this Section 5(h)); provided, however, that such readjustment will not affect the Conversion Price of any shares of Series A Preferred or Series B Preferred that have been converted prior to such expiration.
               (I) Participation in Dividends. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made under Section 5(h)(ii) to the extent that the holders of Series A Preferred or Series B Preferred, as applicable, participate in any such distribution on an as-converted basis based on the number of shares of Common Stock into which such shares are then convertible.
               (J) Pre-Conversion Price Determination Time Events. No adjustment will be made to the Conversion Price for events occurring prior to the determination of the Conversion Price in accordance with Section 5(a) (the “Conversion Price Determination Time”), whether or not they would otherwise result in an adjustment to the Conversion Price pursuant to this Section 5(h); provided, however, that the Corporation will not take any actions that, but for this Section 5(h)(iv)(J), would have resulted in an adjustment of the Conversion Price prior to the Conversion Price Determination Time pursuant to this Section 5(h) without the written consent of the Required Holders.
     (i) Fundamental Changes. In the event that any transaction or event (including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all of the outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a “Fundamental Change”), the holder of each share of Series A Preferred and each share of Series B Preferred outstanding immediately prior to the occurrence of such Fundamental Change which remains outstanding thereafter, if any, will have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto (assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change). Such adjustment will be made successively whenever any event listed above occurs. No adjustment will be made pursuant to Section 5(i) in respect of any Fundamental Change as to which an adjustment to the Conversion Price was made pursuant to Section 5(h).
     (j) Notice of Certain Events. If, subject to the limitations set forth in Section 3 hereof:

          (i) the Corporation declares (A) any dividend (or any other distribution) on Common Stock, other than a dividend payable in shares of Common Stock, or (B) any extraordinary dividend or distribution on any Junior Stock (excluding any regularly scheduled dividends paid in accordance with the terms thereof);
          (ii) there is any recapitalization or reclassification of the Common Stock (other than an event to which Section 5(h) hereof applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a share exchange or self-tender offer by the Corporation for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety or any compulsory share exchange affecting the Common Stock; or
          (iii) there occurs a Liquidation;
then the Corporation will cause to be filed with the Transfer Agent and will cause to be mailed to the holders of the outstanding shares of Series A Preferred and Series B Preferred at the addresses of such holders as shown on the stock books of the Corporation, as promptly as possible, but at least ten Business Days prior to the applicable date hereinafter specified and no later than when notice is first mailed or sent to the holders of Common Stock, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant are to be determined or (B) the date on which such reclassification, consolidation, merger, share exchange, self-tender offer, sale, transfer or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, self-tender offer, sale, transfer or Liquidation. Failure to give or receive such notice or any defect therein will not affect the legality of validity of the proceedings described in this Section 5.
     (k) Sufficient Shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversion of the Series A Preferred and Series B Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred and Series B Preferred not theretofore converted. For purposes of this Section 5(k), the number of shares of Common Stock that are deliverable upon the conversion of all such outstanding shares will be computed as if at the time of computation all such outstanding shares were held by a single holder.
     (l) Compliance with Laws. Prior to the delivery of any securities that the Corporation is obligated to deliver upon conversion of shares of Series A Preferred or Series B Preferred, the Corporation will use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (m) Officer’s Certificate. As promptly as practicable following the Conversion Price Determination Time, the Corporation will promptly file with the Transfer Agent, and cause to be delivered to each holder of Series A Preferred and each holder of Series B Preferred, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth the determination of the initial Conversion Price, the Distributable Market Equity Value Per Share and the Mandatory Conversion Trigger Price. Thereafter whenever the applicable Conversion Price is adjusted pursuant to this Section 5, the Corporation will promptly file with the Transfer Agent, and cause to be delivered to each holder of Series A Preferred and each holder of Series B Preferred, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis of the determination of the Current Market Price and/or Fair Market Value, as applicable) and specifying the new applicable Conversion Price. In the event of a Fundamental Change pursuant to Section 5(i), such a certificate will be issued describing the amount and kind of stock, securities, property or assets or cash receivable upon conversion of the Series A Preferred and Series B Preferred after giving effect to the provisions of such Section 5(i).
     (n) Errors. The Board will have the power to resolve any ambiguity or correct any error in Section 5, and its action in doing so will be final and binding and conclusive.
     (o) No Increase. Notwithstanding anything herein to the contrary, the Conversion Price will in no event be increased pursuant to Section 5(h)(iii).
     6. Voting Rights. (a) General. Subject to the terms of the Shareholders Agreement, holders of shares of Series A Preferred and Series B Preferred will have one vote for each share of Common Stock into which such share of Series A Preferred or Series B Preferred, as applicable, could be converted at the Conversion Price at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited by the Corporation. Except as required by law, by the terms of any agreement to which the Corporation and holders of Series A Preferred or Series B Preferred, as applicable, are a party or as otherwise set forth in this Section 6, such holders will have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and will be entitled to vote, together with holders of Common Stock and not by classes, with respect to any and all matters upon which holders of Common Stock have the right to vote. Fractional votes by the holders of Series A Preferred and Series B Preferred will not be permitted, and any fractional voting rights (after aggregating all shares into which shares of Series A Preferred or Series B Preferred, as applicable, held by each holder could be converted) will be disregarded.

     (b) Without limiting Article III of the Shareholders Agreement, beginning with the Corporation’s first annual meeting of stockholders following the Original Issue Date, for as long as shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million are owned by the Initial Series A Purchasers, the Board will consist of nine members, elected as follows:
          (i) The holders of shares of the Series A Preferred will be entitled, voting as a separate class, to elect three directors at each meeting of stockholders held for the purpose of electing directors, at least one of whom will be an Independent Director.
               (A) In case of any removal, either with or without cause, of a director elected by the holders of the shares of Series A Preferred, the holders of the shares of Series A Preferred will be entitled, voting as a separate class either by written consent or at a special meeting or next regular meeting, to elect a successor to hold office for the unexpired term of the director who has been removed.
               (B) (1) In case of such removal, an officer of the Corporation may call, and, upon written request of the Initial Series A Purchasers, addressed to the Secretary of the Corporation, will call a special meeting of the holders of shares of Series A Preferred. Such meeting will be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board. Notwithstanding the provisions of this Section 6(b)(i)(B)(1), no such special meeting will be called during a period within the 120 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 6(b)(i) will be held at such annual meeting of stockholders.
                      (2) At any meeting held for the purpose of electing directors at which the holders of shares of Series A Preferred voting separately as one class have the right to elect directors as provided herein, the presence in person or by proxy of the holders of more than 50% of the then-outstanding shares of the Series A Preferred will be required and will be sufficient to constitute a quorum of such class for the election of directors by such class.
          (ii) The remaining directors will be elected by holders of shares of Common Stock and any other class of Capital Stock entitled to vote in the election of directors (including the Series A Preferred and Series B Preferred) (together the “Voting Stock”), voting together as a single class at each meeting of stockholders held for the purpose of electing directors.
               (A) In case of any removal, either with or without cause, of a director elected by the holders of the Voting Stock, the holders of the shares of Voting Stock will be entitled, voting together as a class either by written consent or at a special meeting or next regular meeting, to elect a successor to hold office for the unexpired term of the director who has been removed.

               (B) (1) In case of such removal, an officer of the Corporation may call, and, upon written request of the holders of at least 25% of the outstanding shares of Voting Stock, addressed to the Secretary of the Corporation, will call a special meeting of the holders of Voting Stock. Such meeting will be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board. Notwithstanding the provisions of this Section 6(b)(ii)(B)(1), no such special meeting will be called during a period within the 120 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 6(b)(ii) will be held at such annual meeting of stockholders.
                      (2) At any meeting held for the purpose of electing directors at which the holders of Voting Stock voting together as one class have the right to elect directors as provided herein, the presence in person or by proxy of the holders of more than 50% of the then-outstanding shares of Voting Stock will be required and will be sufficient to constitute a quorum of such class for the election of directors by such class.
               (C) In case of any vacancy (other than by removal) in the office of a director elected by the holders of Voting Stock, the vacancy may only be filled by the remaining directors of the Board.
     (c) Election of Directors Upon Dividend Default. If at any time the equivalent of six quarterly dividends payable on the shares of Series A Preferred or Series B Preferred or any other class or series of Parity Stock are accrued and unpaid (whether or not consecutive and whether or not declared), then, immediately prior to the next annual meeting of stockholders or special meeting of stockholders, the total number of directors constituting the entire Board will automatically be increased by two and, in each case, the holders of all outstanding shares of Series A Preferred, Series B Preferred and any Parity Stock having similar voting rights then exercisable, voting separately as a single class without regard to series, will be entitled to elect at such meeting of the stockholders of the Corporation two directors to serve until all dividends accumulated and unpaid on any such voting shares have been paid. The term of office of all such directors will terminate immediately upon payment in full of all accrued but unpaid dividends and upon such termination the total number of directors constituting the entire Board will be reduced by two. Shares held by the Corporation or any entity controlled by the Corporation will have no vote in any such vote. Notwithstanding the foregoing, the number of directors to be elected pursuant to this Section 6(c) will be reduced to zero in the event that the holders of Series A Preferred are entitled to elect directors pursuant to Section 6(b)(i) at such time; provided, however, that such number will be increased back to two pursuant to this Section 6(c) effective immediately upon the termination of the right of the holders of Series A Preferred to elect directors pursuant to Section 6(b)(i) unless at such time all accumulated and unpaid dividends have been paid.
     (d) No holder of Series A Preferred or Series B Preferred may receive any compensation or remuneration of any kind (from the Corporation or from any other

Person) in connection with the exercise or non-exercise of any voting or other rights under any provision of this Certificate.
     7. Preemptive Rights. Except as otherwise expressly provided in the Shareholders Agreement, no holder of any shares of Series A Preferred or Series B Preferred will have any preemptive right to acquire any shares of unissued Capital Stock of the Corporation, now or hereafter authorized, or any treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares of capital stock.
     8. Transferability. (a) Subject to Section 8(c), during the six-month period following the Original Issue Date (the “Transfer Prohibition Period”), no holder of shares of Series A Preferred or Series B Preferred may (i) sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way all or any part of an interest in (“Transfer”) such holder’s Series A Preferred or Series B Preferred, as applicable, or (ii) convert any such shares into Common Stock pursuant to Section 5; provided, however, that nothing in this Section 8(a) will prohibit a holder from Transferring Series A Preferred or Series B Preferred to a Permitted Transferee of such holder.
     (b) Subject to Section 8(c), during the 30-month period commencing immediately upon the end of the Transfer Prohibition Period, the Initial Series A Purchasers may not (i) Transfer to any Person or (ii) convert into shares of Common Stock pursuant to Section 5, shares of Series A Preferred having, collectively (calculated as the sum of all such Transfers and/or conversions during the Transfer Prohibition Period), an aggregate Series A Liquidation Preference (determined as of the time of Transfer and/or conversion) of more than $125 million; provided, however, that nothing in this Section 8(b) will prohibit the Initial Series A Purchasers from Transferring Series A Preferred to a Permitted Transferee of such holder (and such a Transfer will not be counted for purposes of this Section 8(b)).
     (c) The restrictions on Transfer set forth in Sections 8(a) and (b) will automatically terminate upon any (i) Bankruptcy Event relating to the Corporation, (ii) Company Sale to a Third Party, or (iii) underwritten public offering of any Common Stock for cash (other than in connection with an acquisition of assets, a company or a business by the Corporation or one of its subsidiaries in a transaction approved by the Board) pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar form) filed under the Securities Act, unless the holders of Series A Preferred or Series B Preferred, as applicable, are given the opportunity to sell securities in such public offering on the basis of their Pro Rata Amounts.
     (d) Each certificate representing Series A Preferred or Series B Preferred issued to any holder will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Corporation may be advised by counsel are required by law (the “Legend”)):

     “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS CONTAINED IN THE CERTIFICATE OF DESIGNATION RELATING TO SUCH SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE ON OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH CERTIFICATE OF DESIGNATION.”
     “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
     The Legend will be removed by the Corporation by the delivery of substitute certificates without such Legend in the event of the termination of the restrictions contained in this Section 8 pursuant to the terms of hereof; provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the transferee is obtained to the effect that such legend is no longer required for purposes of applicable securities laws.
     (e) In the event of any purported Transfer not made in compliance with this Section 8, such purported Transfer will be void and of no effect and the Corporation will not give effect to such Transfer. The Corporation will be entitled to treat the prior owner as the holder of any such securities not Transferred in accordance with this Section 8.
     (f) In no event will any holder of Series A Preferred or Series B Preferred engage in any short sales of Common Stock, any transactions involving options (including exchange-traded options), puts, calls or other derivatives involving securities of the Corporation or any other transactions of any type that would have the effect of providing such holder with any other economic gain in the event of a decrease in the Current Market Price, unless such holder has entered into a market marker agreement with the Corporation (or its predecessor) and Centerbridge, in the form annexed to the Investment Agreement, dated as of July 26, 2007, by and among Centerbridge, CBP Parts Acquisition Co. LLC, a newly formed Delaware limited liability company, and the Corporation as Exhibit H.
     9. Deregistration. For as long as any shares of Series A Preferred or Series B Preferred are outstanding, the Corporation will not voluntarily take any action to deregister or suspend the registration of its Common Stock under Section 12 or 15 of the Exchange Act.
     10. No Reissuance. Shares of Series A Preferred or Series B Preferred that have been issued and reacquired in any manner, including shares purchased,

redeemed, converted or exchanged, may not be reissued as shares of Series A Preferred or Series B Preferred and will (upon compliance with applicable law) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Series A Preferred or Series B Preferred are outstanding, any issuance of such shares must be in compliance with the terms hereof in respect of the applicable series of such shares. Upon any such reacquisitions, the number of shares of Series A Preferred or Series B Preferred, as applicable, authorized pursuant to the Charter and this Certificate will be reduced by the number of shares so acquired.
     11. Transfer Agent. The duly appointed Transfer Agent for the Series A Preferred and Series B Preferred will be [___]. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent as long as the Corporation will appoint a successor transfer agent who will accept such appointment prior to the effectiveness of such removal.
     12. Currency. All shares of Series A Preferred and Series B Preferred will be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto will be made in U.S. currency. All references herein to “$” refer to the U.S. currency.
     13. Definitions. In additions to terms defined elsewhere in this Certificate, the following terms have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, the terms “control,” “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Bankruptcy Event” means the voluntary or involuntary commencement of a case or other proceeding against a Person seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for such Person of all or substantially all of its assets, or any similar action with respect to such Person, whether judicial or non-judicial or under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; provided, however, that in no event will a Bankruptcy Event be deemed to have occurred as a result of any internal corporate or other restructuring or reorganization of such Person.
     “Board” means the Board of Directors of the Corporation; where any consent, approval or action is required by the Board hereunder and the authority of the Board with respect to such consent, approval or action has been delegated to a committee of the Board, in accordance with applicable law, the consent, approval or action by such committee will satisfy such requirement for purposes hereof.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Centerbridge” means Centerbridge Capital Partners, L.P., a Delaware limited partnership.
     “Certificate” means this Certificate of Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock.
     “Charter” means the Corporation’s Restated Certificate of Incorporation, as it may be amended from time to time.
     “Closing Sale Price” when used with reference to shares of the Common Stock or other securities on any date, means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock or other applicable security are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or other security are listed or admitted to trading or, if the shares of Common Stock or other security are not listed or admitted to trading on any national securities exchange, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the shares of Common Stock or other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or other security, as selected by the Board (any such applicable exchange or market referred to above, the “Corporation’s Principal Exchange”).
     “Common Stock” means the common stock, par value $0.01 per share, of the Corporation and any shares or Capital Stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Corporation or pursuant to an agreement to which the Corporation is a party.

     “Common Stock Derivative” means any option, right, warrant or security of the Corporation which is convertible into or exercisable or exchangeable for Common Stock of the Corporation.
     “Common Stock Outstanding” means all shares of Common Stock issued and outstanding as of the applicable time plus the number of shares issuable upon conversion or exercise of all outstanding Common Stock Derivatives (including the Series A Preferred and the Series B Preferred) as of the applicable time.
     “Company Sale” means any merger, consolidation, business combination, reorganization or recapitalization of the Corporation that results in the transfer of 50% or more of the outstanding voting power of the Corporation, any sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries (on a consolidated basis), or any other form of corporate reorganization in which 50% or more of the outstanding shares of any class or series of Capital Stock of the Corporation are exchanged for or converted into cash, securities or property of another business organization.
     “Conversion Price” means an amount equal to 0.83 (the “Discount Factor”) multiplied by the Distributable Market Equity Value Per Share (rounded up to the nearest cent).
     “Current Market Price” when used with reference to shares of Common Stock or other securities on any date, means the average of the Closing Sale Price for the 30 consecutive Trading Days immediately prior to such date; provided, however, (a) if on any such date no market maker is making a market in the Common Stock or such other security so that there is no Closing Sale Price, then the Current Market Price of such Common Stock or other security will be valued using clause (a) of the definition of “Fair Market Value” below, as if it were an “asset” thereunder, and (b) that in the event that the Current Market Price is determined during a period following the announcement by the Corporation or other issuer of the applicable securities of (i) a dividend or distribution on such Common Stock or such other securities payable in shares of such Common Stock or securities convertible into shares of such Common Stock or securities, or (ii) any subdivision, combination or reclassification of such Common Stock or other securities, and prior to the expiration of the requisite 30 Trading Day period set forth above, then, and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading.
     “Debt/Interest” means an amount equal to the sum of net debt of the Corporation (defined as funded debt plus the average outstanding revolver balance pursuant to the Corporation’s five-year business plan net of cash as of the Original Issue Date) and the value of minority interests of the Corporation as of the Original Issue Date.
     “Distributable Market Equity Value Per Share” means a per share value equal to the 20-Trading Day volume weighted average sale price (rounded to the nearest 1/10,000) of the Common Stock on the Corporation’s Principal Exchange, as reported by Bloomberg Financial Markets (or such other source as the Corporation may reasonably determine) and determined using the 22 Trading Days beginning on and including the first Business Day after the Original Issue Date (disregarding the Trading Days during such period having the highest and lowest volume weighted average sale price (as so determined)); provided, however, that, as of immediately following the Conversion Price Determination Time, the Distributable Market Equity Value Per Share shall result in the holders of the Series A Preferred and the Series B Preferred owning, on an as-converted, fully diluted basis, no less than the Preferred Ownership Floor of the Fully Diluted Shares on account of the Preferred Stock, and no more than Preferred Ownership Ceiling of the Fully Diluted Shares on account of the Preferred Stock.
     “Dividend Payment Date” means the first day of March, June, September and December; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date will be paid on the Business Day immediately following such Dividend Payment Date.
     “Dividend Periods” means the quarterly dividend periods commencing on and including the first day of March, June, September and December of each year and ending on and including the date before the next Dividend Payment Date of such year, respectively (other than the initial Dividend Period, which will commence on the Original Issue Date and end on and include the date before the first Dividend Payment Date after the Original Issue Date).
     “Dividend Record Date” means, with respect to a Dividend Payment Date, the close of business on the 15th calendar day prior thereto, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as may be fixed by the Board.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, with respect to any (a) asset, other than a security, the amount that a willing buyer would pay an unaffiliated willing seller in an arm’s-length transaction to acquire ownership of such asset, with neither being under any compulsion to buy or sell, and both having reasonable knowledge of all relevant facts and taking into account all relevant circumstances and information, including market treatment of similar businesses, historical operating results and projections for future periods, as determined in good faith by the Board, or (b) security, the Current Market Price thereof.
     “Floor/Ceiling Mechanism” means the Preferred Ownership Floor and the Preferred Ownership Ceiling, adjusted in accordance with the following chart to the extent the Debt/Interest is an amount other than $525 million in accordance with the following chart:

	Preferred		Preferred
	Ownership		Ownership
Debt/Interest	Ceiling	Debt/Interest	Floor
425	34.9%	425	31.0%
475	35.6%	475	31.5%
525	36.3%	525	32.0%
575	37.0%	575	32.5%
625	37.7%	625	33.1%
675	38.5%	675	33.7%
725	39.2%	725	34.3%
775	40.1%	775	34.9%
825	40.9%	825	35.6%
To the extent Debt/Interest either is less than $425 million or exceeds $825 million, the Preferred Ownership Ceiling and Preferred Ownership Floor will be adjusted ratably based on the chart above and the calculations therein.
     “Fully Diluted Shares” means a number of shares of Common Stock equal to the sum of (a) the number of shares of Common Stock issued and outstanding on the Issue Date plus (b) a number equal to the quotient of (i) the sum of (A) the aggregate Series A Liquidation Preference plus (B) the aggregate Series B Liquidation Preference divided by (ii) the Conversion Price.
     “Independent Director” means a director of the Corporation who qualifies as an “independent director” of the Corporation under (a) New York Stock Exchange (“NYSE”) Rule 303A(2), as such rule may be amended, supplemented or replaced from time to time (“303A(2)”), or (b) if the Corporation is listed or quoted on another securities exchange or quotation system that has an independence requirement, the comparable rule or regulation of such securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise). In addition, in order for a director designated by an Initial Series A Purchaser to be deemed to be an “Independent Director,” such director would also have to be considered an “independent director” of each of the Initial Series A Purchasers under 303A(2), assuming for this purpose that (i) such director were a director of the Initial Series A Purchaser (whether or not such director actually is or has been a director of the Initial Series A Purchaser) and (ii) the Initial Series A Purchasers are each deemed to be a NYSE listed company.
     “Initial Series A Purchasers” means Centerbridge, Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership, and Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership, and any Permitted Transferee thereof, but only to the extent that such Permitted Transferee is a corporation or other organization, whether incorporated or unincorporated, of which any Initial Series A Purchaser directly or indirectly owns or controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization.
     “Issue Date” means, with respect to a share of Series A Preferred or Series B Preferred, the date on which such share is issued and sold by the Corporation.

     “Liquidation Preference” means, as applicable, the Series A Liquidation Preference or the Series B Liquidation Preference.
     “Original Issue Date” means effective date of the Plan, which is the date of the original issuance of shares of Series A Preferred and Series B Preferred.
     “Permitted Transferee” means, with respect to any holder of Series A Preferred or Series B Preferred, an Affiliate of such holder that acknowledges the transfer restrictions set forth in Section 8 and agrees to be bound by any agreements to which such holder is a party with respect to its ownership of Series A Preferred or Series B Preferred, as applicable, to the same extent it would be bound if it were an original party thereto as evidenced by documentation satisfactory to the Corporation in its sole discretion.
     “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and will include a “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), as well as any successor (by merger or otherwise) of any such Person.
     “Plan” means the joint plan of reorganization filed by Dana Corporation and its debtor subsidiaries with the United States Bankruptcy Court for the Southern District of New York on                      ___, 2007, as such joint plan may be amended.
     “Preferred/Common Equity Value” means total enterprise value of the Corporation minus the Debt/Interest.
     “Preferred Equity Value” means an amount equal to (a) the sum of (i) the Series A Liquidation Preference multiplied by the number of shares of the Series A Preferred and (ii) the Series B Liquidation Preference multiplied by the number of shares of the Series B Preferred (b) divided by the Discount Factor.
     “Preferred Ownership Ceiling” means an amount equal to the Preferred Equity Value divided by the Preferred/Common Equity Value (assuming for this purpose that “total enterprise value” is $3.15 billion), which shall be 36.3% (assuming Debt/Interest equals $525 million), subject to the Floor/Ceiling Mechanism.
     “Preferred Ownership Floor” means an amount equal to the Preferred Equity Value divided by the Preferred/Common Equity Value (assuming for this purpose that “total enterprise value” is $3.5 billion), which shall be 32.0% (assuming Debt/Interest equals $525 million), subject to the Floor/Ceiling Mechanism.
     “Preferred Stock” means the Corporation’s authorized Preferred Stock, par value $0.01 per share.
     “Pro Rata Amounts” means, on the date of determination, with respect to any holder of Preferred Stock, the quotient obtained by dividing (a) the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred or Series B Preferred, as applicable, held by such holder on such date by (b) the aggregate number of shares of Common Stock Outstanding.
     “Required Holders” means holders of shares of Series A Preferred having a Liquidation Preference of at least 50% of the Series A Liquidation Preference of shares of Series A Preferred that are outstanding at such time.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series A Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series A Preferred stock splits, stock dividends, recapitalizations and the like.
     “Series B Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series B Preferred stock splits, stock dividends, recapitalizations and the like.
     “Series A Nominating Committee” means a committee of the Board that consists of three directors, two of whom will be chosen by the Initial Series A Purchasers and one of whom will be chosen by the Board.
     “Shareholders Agreement” means the Shareholders Agreement among the Corporation and the Initial Series A Purchasers, as in effect from time to time.
     “set apart for payment” will be deemed to include, without any action by the Corporation other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board, the allocation of funds or Capital Stock of the Corporation to be so paid on any series or class of Capital Stock of the Corporation.
     “Third Party” means a Person that is not (a) the Corporation or any of its subsidiaries or (b) an Affiliate of the Corporation or any of its subsidiaries.
     “Trading Day” means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.
     “Transfer Agent” means the transfer agent or agents of the Corporation as may be designated by the Board or its designee as the transfer agent for the Series A Preferred and Series B Preferred.
     14. Amendment. No provision of this Certificate may be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than a majority of the total voting power of all Voting Stock (on an as-converted basis).

Exhibit D
SHAREHOLDERS AGREEMENT
     SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of                      ___, 200_, among Dana Holding Corporation, a Delaware corporation (the “Company”), Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership (“Strategic”) and Centerbridge Capital Partners SBS, L.P. a Delaware limited partnership (“SBS” and, together with Centerbridge, Strategic any respective Qualified Purchaser Transferee thereof, a “Purchaser”).
     A. Dana Corporation, a Virginia corporation and the predecessor to the Company for certain Bankruptcy Code purposes (“Dana”), entered into an Investment Agreement, dated as of July 26, 2007, as assigned in full by CBP Parts Acquisition Co. LLC and in part by Centerbridge to Centerbridge, Strategic and SBS pursuant to the Assignment and Assumption Agreement dated as of August [21], 2007, (the “Investment Agreement”), with Centerbridge, each Purchaser and the other parties thereto, pursuant to which, among other things, on the terms and subject to the conditions thereof, each Purchaser has agreed to acquire up to 2,500,000 shares of the Company’s 4.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and up to 2,500,000 shares of the Company’s 4.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”). The Series A Preferred and Series B Preferred are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in the Certificate (defined below).
     B. The Series A Preferred owned by the Purchasers constitutes 100% of the shares of Series A Preferred outstanding on the date hereof, and the Series B Preferred owned by the Purchasers constitutes ___% of the shares of Series B Preferred outstanding on the date hereof. Together, the shares of Series A Preferred and Series B Preferred owned by the Purchasers constitute ___% of the shares of the Common Stock outstanding on the date hereof, on an as-converted basis.
     C. The Company and the Purchasers desire to make certain provisions in respect of their relationship.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
I. DEFINITIONS
          1.1 Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein:
          “Affiliate” has the meaning given to such term in the Certificate; provided, however, that as such term is used in this Agreement, the members of the Investor Group will not be included as Affiliates of the Company.

          “Assumption Agreement” means an agreement in writing in substantially the form of Exhibit B hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.
          “Bankruptcy Code” means chapter 11 of title 11 of the United States Code.
          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
          A Person will be deemed the “beneficial owner” of, and will be deemed to “beneficially own,” and will be deemed to have “beneficial ownership” of:
     (i) any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person; and
     (ii) any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities); and
     (iii) any securities beneficially owned by persons that are part of a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.
          “Board” means the Board of Directors of the Company.
          “Certificate” means the Company’s Certificate of Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock, in the form attached hereto as Exhibit A.
          “Chapter 11 Plan” means the joint plan of reorganization filed by Dana and its debtor subsidiaries with the Bankruptcy Court.
          “Charter” means the Company’s Restated Certificate of Incorporation, as in effect from time to time, together with the Certificate.
          “Company Sale” has the meaning given to such term in the Certificate.
          “Current Market Price” has the meaning given to such term in the Certificate.

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          “Director Designation Termination Date” means the date on which shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million are no longer owned by the Purchasers.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” has the meaning given to such term in the Certificate.
          “Financial Ratio Date” means the first date when the date on which the EBITDAR of the Company (as defined in the Company’s definitive exit financing agreements) for the applicable fiscal year, based on the audited financial statements for such fiscal year, exceeds:
          2008: $701 million
          2009: $818 million
          2010: $796 million
          “Indebtedness” means all indebtedness of a Person, including without limitation obligations for borrowed money, lease financing and indebtedness of another Person guaranteed by such Person or secured by the assets of such Person.
          “Independent Director” has the meaning given to such term in the Certificate.
          “Investor Group” means each Purchaser and its Affiliates.
          “Person” has the meaning given to such term in the Certificate.
          “Purchaser Designees” means the directors of the Company who were designated for nomination pursuant to Article III of this Agreement (including the Series A Nominee).
          “Qualified Purchaser Transferee” means an Affiliate of any Purchaser that executes an Assumption Agreement, but only to the extent that such Qualified Purchaser Transferee is a corporation or other organization, whether incorporated or unincorporated, of which any Purchaser directly or indirectly owns or controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization.
          “Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents, counsel, consultants, accountants, experts, auditors, examiners, financial advisors or other representatives, agents or professionals.
          “Series A Liquidation Preference” means $100.00 per share, as adjusted from time to time in accordance with the Certificate.
          “Subsidiary” means, when used with respect to any Person, any

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corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.
          “Voting Securities” means the Common Stock, all other equity securities entitled to vote in the election of directors of the Company and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise), including the Series A Preferred and the Series B Preferred.
II. STANDSTILL
          2.1 Limitation During Standstill Period. Subject to Section 2.2, during the period commencing on the date of this Agreement and ending on the tenth anniversary thereof, no member of the Investor Group will, and none of its Representatives will on its behalf, publicly propose or publicly announce or otherwise disclose publicly an intent to propose, or enter into an agreement with any Person for, singly or with any other Person or directly or indirectly, (a) any form of business combination, acquisition or other transaction relating to the Company or any of its Subsidiaries, (b) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries, or (c) any demand, request or proposal to amend, waive or terminate any provision of this Article II, nor except as aforesaid during such period will any member of the Investor Group or any of its Representatives on its behalf (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, subject to applicable securities laws, any Voting Securities, (ii) make, or in any way participate in, any solicitation of proxies or votes with respect to any such Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company or any of its Subsidiaries, seek to influence any person with respect to any such Voting Securities, make a shareholder proposal with respect to the Company or its Subsidiaries or demand a copy of any the Company’s or its Subsidiaries’ lists of shareholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any such Voting Securities or which seeks to affect control of the Company or any of its Subsidiaries or has the purpose of circumventing any provision of this Agreement, (iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Company’s and its Subsidiaries’ management, board of directors or policies, or (v) make any proposal or other communication designed to, or which could be reasonably expected to, compel the Company to make a public announcement thereof in respect of any matter referred to in this Section 2.1.
          2.2 Exceptions. Notwithstanding anything to the contrary set forth in Section 2.1, nothing in clause (ii) or (iv) of Section 2.1 will limit or affect or be deemed to apply to a Purchaser Designee’s actions taken in connection with such Purchaser Designee’s service as a director of the Company, and nothing herein will prohibit any member of the Investor Group from:

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     (a) acquiring the shares of Series A Preferred and Series B Preferred pursuant to the Investment Agreement and the Chapter 11 Plan, and any Common Stock received upon conversion thereof (or any dividends or distributions received thereon); or
     (b) acquiring beneficial ownership of any Voting Securities, unless following such acquisition the Investor Group would beneficially own more than 30% of the Voting Securities issued and outstanding at such time;
     (c) taking any action with the approval of a majority of the members of the Board who are not Purchaser Designees; or
     (d) in the event a majority of the members of the Board who are not Purchaser Designees approves a transaction described in Section 2.1(a) or (b) above, (i) voting to approve such transaction, subject to the restrictions contained in Section 4.3, and (ii) selling any securities of the Company owned by the Investor Group in connection with, and pursuant to the terms of, such transaction.
III. BOARD REPRESENTATION
          3.1 Series A Preferred Directors. (a) The holders of the Series A Preferred have the director election rights set forth in Section 6(b) and (c) of the Certificate for the time periods and to the extent set forth therein.
          (b) Beginning with the Company’s first meeting of shareholders to elect directors following the date hereof (the “Director Designation Commencement Date”), the Company will ensure that the Purchasers may designate nominees for each of the three directors to be elected by the Series A Preferred pursuant to Section 6(b)(i) of the Certificate, including following the removal of any such director. In case of any vacancy (other than by removal) in the office of a Purchaser Designee, the vacancy will be filled with a designee of the Purchasers by the remaining Purchaser Designees.
          (c) From and after the Director Designation Termination Date, the Purchasers will cause any Purchaser Designees to resign promptly after the Company so requests.
          3.2 Series A Nominating Committee. (a) Without limiting Section 3.1(a), beginning with the Director Designation Commencement Date, at each election of members of the Board, the Company will use its best efforts to cause a nominating committee (the “Series A Nominating Committee”) to be constituted. The Company will use its best efforts to (i) cause the Series A Nominating Committee to consist of three directors and (ii) cause two of the Purchaser Designees designated by the Purchasers to so serve to sit on such Series A Nominating Committee. The Series A Nominating Committee will be constituted solely for the purpose of Section 3.2(b) below and will be a separate committee from the Company’s Nominating Committee.
          (b) Beginning with the Director Designation Commencement Date, the

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Company will use its best efforts to cause the Series A Nominating Committee to be entitled to nominate one director for election by the holders of the Voting Securities pursuant to Section 6(b)(ii) of the Certificate (a “Series A Nominee”); provided, however, that, in order for such nomination to be effective, such nomination by the Series A Nominating Committee must be made unanimously. To the extent the members of the Series A Nominating Committee are unable to unanimously agree on the identity of a Series A Nominee on or before the latest time at which the Company can reasonably meet its obligations with respect to printing and mailing a proxy statement for an annual meeting of Company shareholders, the Board will designate a Committee of all of the Independent Directors, which Committee will, by a majority vote, select an individual for such Board seat. Each Series A Nominee will, at all times during his or her service on the Board, be qualified to serve as a director of the Company under any applicable law, rule or regulation imposing or creating standards or eligibility criteria for individuals serving as directors of organizations such as the Company and will be an Independent Director, with the definition applied as though the Series A Nominee were a “director designated by an Initial Series A Purchaser.” If at any time, an individual Series A Nominee is not so qualified, such Series A Nominee will be replaced pursuant to Section 3.2(c).
          (c) Each elected Series A Nominee will serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death. If any Series A Nominee ceases to be a director of the Company for any reason, the Company will promptly use its best efforts to cause a person designated by the Series A Nominating Committee to replace such director.
          3.3 Effectiveness. This Article III (other than Section 3.1(c)) will terminate without further action on the Director Designation Termination Date.
IV. CERTAIN VOTING RIGHTS
          4.1 Purchaser Approval Rights. The Company may not, and may not permit its Subsidiaries to, take any of the following actions without each Purchaser’s prior written consent; provided, however, that if such written consent is withheld by any Purchaser, the Company may, notwithstanding the withholding of such written consent, take any such actions that are first approved by the affirmative vote or consent of holders of not less than two-thirds of the Voting Securities that are not held by each Purchaser or any of its respective Affiliates:
     (a) enter into any transaction with any director or officer of the Company, or any holder of 10% or more of the Voting Securities outstanding at such time, except for (i) compensation or incentive arrangements with officers or directors that have been approved by the Board or Compensation Committee thereof and (ii) transactions that are not material to the Company;
     (b) issue any security that ranks senior to or on parity with the Series A Preferred (or the Series B Preferred, if any shares of Series B Preferred are outstanding and owned by any Purchaser) as to dividend rights and rights on

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liquidation, winding up and dissolution of the Company (including without limitation additional shares of Series A Preferred or Series B Preferred), or issue any options, rights, warrants or securities convertible into or exercisable or exchangeable for such shares; provided, however, that the written consent of any Purchaser will not be necessary for the Company to authorize or issue any Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, redeem, defease, exchange or replace (collectively, “Refinancings”) any Indebtedness of the Company existing at the applicable time, as long as such Refinancings are (i) on prevailing market terms with respect to the economics thereof in all material respects and (ii) are on substantially the same terms (including without limitation with respect to obligors, tenor, security and ranking) as the Indebtedness to which such Refinancings relate with respect to other terms;
     (c) issue or authorize the issuance of any capital stock of the Company (or rights to acquire any capital stock of the Company) for a price per share that is less than (A) if such issuance is for Common Stock or options, rights, warrants or securities of the Company which are convertible into or exercisable or exchangeable for Common Stock of the Company (“Common Stock Derivatives”), the Current Market Price for the Common Stock at the time of such issuance, or (B) if such issuance is for capital stock of the Company or rights to acquire capital stock of the Company other than Common Stock or Common Stock Derivatives, the Fair Market Value of such capital stock or rights to acquire such capital;
     (d) (i) amend, alter or repeal any amendment to the Company’s By-Laws that materially changes the rights of any member of the Investor Group or any Qualified Purchaser Transferee (in such Person’s capacity as a holder of Series A Preferred) or the Company’s shareholders generally or (ii) authorize, adopt or approve an amendment to, or repeal any provision of, the Charter or the Certificate;
     (e) take any action that results in the purchase or redemption by the Company or any subsidiary of the Company of any equity securities of the Company involving aggregate cash payments by the Company in excess of $10 million during any 12-month period after the date hereof; provided, however, that the written consent of any Purchaser will not be required for (i) the repurchase of any equity securities from any individual whose employment with the Company is terminated as long as such repurchase is approved by the Board (by majority vote of all members) or (ii) cashless exercise of, or surrender of shares for payment of withholding tax in connection with, any option, right, warrant or other security that is convertible into or exchangeable for Common Stock in accordance with the terms of its issuance;
     (f) effect a Company Sale;
     (g) voluntarily or involuntarily liquidate, wind up or dissolve; or

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     (h) except pursuant to Section 3(a) of the Certificate, pay or declare any dividend in cash on any shares of capital stock that ranks junior to or on parity with the Series A Preferred, including Series B Preferred.
          4.2 Termination of Purchaser Approval Rights. The provisions of Sections 4.1(a), (c), (d), (e), (f) and (g) will terminate upon the earlier to occur of the (a) third anniversary of the date hereof and (b) the date on which the Purchasers no longer own shares of Series A Preferred having an aggregate Series A Liquidation Preference of at $125 million. The provisions of Section 4.1(b) and (h) will terminate upon the earliest to occur of (i) the third anniversary of the date hereof, (ii) the date on which the Purchasers no longer owns shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million, and (iii) the later to occur of (A) the first anniversary of the date hereof and (B) the Financial Ratio Date.
          4.3 Certain Limitations. Without limiting any other provision hereof, each Purchaser will, and will cause each other member of the Investor Group to, at any meeting of holders of Voting Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of shareholders of the Company, or at any adjournment thereof, or in connection with any written consent of shareholders of the Company, vote, or cause to be voted, the Investor Group’s Voting Securities in excess of 40% of the issued and outstanding Voting Securities (the “Voting Threshold”) in the same proportion that the Company’s other shareholders vote their Voting Securities with respect to any proposal submitted to the Company’s shareholders for a vote, so that, as a result, the percentage of the Investor Group’s Voting Securities in excess of the Voting Threshold that are voted in favor of such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted in favor of such proposal, and the percentage of the Investor Group’s Voting Securities in excess of the Voting Threshold that are voted against such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted against such proposal.
          4.4 Certain Transactions. Except as expressly contemplated by this Agreement, the Investment Agreement or the documents referred to herein or therein, without the approval of a majority of the members of the Board who are not Purchaser Designees, none of the Purchasers or any of their Affiliates may enter into any transaction or agreement with the Company or any Subsidiary of the Company or any amendment or waiver of this Agreement.
V. MISCELLANEOUS
          5.1 Notice of Certain Matters. Without limiting Section 8 of the Certificate, if any Purchaser at any time sells, assigns, transfers, pledges, hypothecates or otherwise encumbers or disposes of in any way all or any part of an interest in any shares of Series A Preferred (a “Transfer”), then such Purchaser will, as promptly as practicable but in any event within five business days of such Transfer, provide notice to the Company in accordance with Section 5.3 stating (a) the date on which such Transfer occurred and (b) the name and contact information of such Transferee.

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          5.2 Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or the Purchasers, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity.
          5.3 Notices. Any notice or other communication required to be given hereunder will be in writing and sent by reputable courier service (with proof of service), by hand delivery, or by email or facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:
If to the Company, to:
Dana Holding Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: General Counsel and Secretary
Fax: (419) 535-4544
with a copy to:
Jones Day
222 East 41st Street
New York, New York 10017
Attention: Corinne Ball
Email: cball@jonesday.com
Fax: (212) 755-7306
and
Attention: Marilyn W. Sonnie
Email: mwsonnie@jonesday.com
Fax: (212) 755-7306
If to Purchaser, to:
Centerbridge Capital Partners, L.P.
375 Park Avenue, 12th Floor
New York, New York 10152
Attention: Jeffrey Aronson
Email: jaronson@centerbridge.com
Fax: (212) 672-6501
and

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Attention: David Trucano
Email: dtrucano@centerbridge.com
Fax: (212) 672-6501
with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Matthew A. Feldman
Email: mfeldman@willkie.com
Fax: (212) 728-9651
and
Attention: Jeffrey R. Poss
Email: jposs@willkie.com
Fax: (212) 728-9536
or to such other address as any party may specify by written notice so given, and such notice will be deemed to have been delivered as of the date so emailed, telecommunicated or personally delivered.
          5.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each Purchaser may transfer any of its rights under Article III or IV to any Qualified Purchaser Transferee to which it transfers shares of Series A Preferred without violating the restrictions on transfer of the Series A Preferred set forth in Section 8 of the Certificate; provided, however, that no Purchaser will dispose of a majority of the voting power of such Qualified Purchaser Transferee in any transaction or series of transactions unless such shares of Series A Preferred have been transferred and the rights under this Agreement have been assigned back, in each case to the original transferor thereof. Subject to this Section 5.4, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assign. Notwithstanding anything contained in this Agreement to the contrary, except as specifically provided in Section 6.5 nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or, if applicable, any Qualified Purchaser Transferee or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          5.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto (including Section 7 of the Confidentiality Agreement, dated June 1, 2007, between Centerbridge Associates, L.P. and the Company, as amended by the Confidentiality

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Agreement Amendment, dated June 19, 2007, between Centerbridge Associates, L.P. and the Company).
          5.6 Amendment. Subject to applicable law and the provisions of Section 3 of Article VII of the Charter, this Agreement may only be amended by an instrument in writing signed by the Company and Centerbridge (who will have the authority to bind the Purchasers and all other members of the Investors Group).
          5.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.
          5.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page will be deemed to be an original signature page.
          5.9 Headings. Headings of the Certificate and Sections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.
          5.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any of the covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
          5.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.
          5.12 Calculation of Beneficial Ownership. Any provision in this Agreement that refers to a percentage of Common Stock or Voting Securities will be calculated based on the aggregate number of issued and outstanding securities at the time of such calculation (on an as-converted basis, in the case of Voting Securities), but

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will not include any such securities issuable upon any options or warrants that are exercisable for such securities.
          5.13 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware located in Wilmington, Delaware or any federal court within the State of Delaware (as applicable, a “Delaware Court”), and any appellate court from any such court, in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Delaware Court.
          (b) It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.
          (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.
          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.
          5.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
          5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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          5.16 Confidentiality. (a) The Investor Group will maintain, and Purchaser will cause each member of the Investor Group and each of its and their respective Representatives to maintain, the confidentiality of all material non-public information obtained by any member of the Investor Group from the Company or any of its Subsidiaries or its or their respective Representatives (a “Company Person”), and not to use such information for any purpose other than (i) the evaluation and protection of the investment by each Purchaser in the Company, (ii) the exercise by each Purchaser of any of its rights under this Agreement, and (iii) the exercise by the Purchaser Designees of their fiduciary duties as members of the Board.
          (b) Notwithstanding the foregoing, the confidentiality obligations of Section 5.16(a) will not apply to information obtained other than in violation of this Agreement:
     (i) which any member of the Investor Group or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority; provided, however, that, where and to the extent practicable, such disclosing party (A) gives the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperates with the Company (at the Company’s expense) in attempting to obtain such protective measures;
     (ii) which becomes available to the public other than as a result of a breach of Section 5.16(a); or
     (iii) which has been provided to a member of the Investor Group or any of its Representatives by a source other than a Company Person, unless either Purchaser or such member of the Investor Group knows that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary objections of confidentiality to, the Company or any other Person with respect to such information.
          5.17 Acknowledgment of Securities Laws. Each Purchaser hereby acknowledges that it is aware, and that it will advise the other members of the Investor Group and its and their respective Representatives who are informed as to the material non-public information that is the subject of Section 5.16, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
          5.18 Premiums Upon a Change of Control. None of the Purchasers or any of their Affiliates may receive, or be entitled to receive, any premium, payment or fee from any Person (a “Payor”) in connection with voting in favor of, or transferring any

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Voting Securities in connection with, a transaction that results in (either alone or in connection with a series of related transactions) a Company Sale (as defined in the Certificate), unless such amount is shared with, or payable by such Payor to, all shareholders of the Company on a pro rata basis.
          5.19 VCOC Shareholder Rights. The Company shall permit, and shall cause its direct and indirect subsidiaries to permit, any representatives designated by any Purchaser (a “VCOC Shareholder”) (x) that is intended to be operated as an “operating company” or (y) the assets of which would be considered “plan assets” unless it is considered to be an “operating company”, in each case as such terms are defined in the Department of Labor “plan asset” regulation, 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”), upon reasonable notice, during normal business hours and in a manner that does not unreasonably interfere with the management and operation of the Company and/or such subsidiaries to: (i) examine the corporate and financial records of the Company and such subsidiaries and make copies or extracts of such records and (ii) discuss the affairs, finances and accounts of any such entities with the officers and independent accountants of the Company and such subsidiaries. In addition, the Company shall permit, and shall cause its direct and indirect subsidiaries to permit, any one representative designated by any VCOC Shareholder to attend meetings of the Board or the board of directors of any such subsidiary as a non-voting observer (with such rights and privileges as are reasonably necessary or appropriate such that the right of the VCOC Shareholder to appoint such board observer shall, collectively with the other rights described in this Agreement and in the Certificate, constitute “management rights” within the meaning of the Plan Asset Regulation) (such a representative, an “Observer” and such Observer and Purchaser Designee collectively a “Board Attendee”); provided, however, that unless otherwise agreed to by the parties or pursuant to any other rights of the Purchasers, at no point shall there be more than three Board Attendees present at any meeting of the Board. No representative of a VCOC Shareholder will be entitled to the access rights specified in clauses (i) and (ii) of the first sentence of this Section 5.19 or the rights to attend meetings of the boards of directors under the second sentence of this Section 5.19 unless and until such representative has entered into a customary confidentiality agreement with the Company. The Company will have the right, after reasonable notice, to require that any representative designated by a VCOC Shareholder under this Section 5.19 be replaced with another representative of such VCOC Shareholder.
VI. Preemptive Rights
        6.1 If, prior to the Preemptive Rights Disqualifying Date, the Company proposes to issue any New Securities to any Person or Persons, the Company will, as promptly as practicable thereafter and in any event within six months of the issuance of such New Securities, deliver to the holders of Series A Preferred and Series B Preferred a written offer (the “Preemptive Rights Offer”) to issue additional New Securities having the same terms and purchase price as such New Securities (the “Additional New Securities”) to any such holders that are Qualified Participants in order to permit the Qualified Participants to maintain their Pro Rata Amounts (after giving effect to the issuance of the New Securities). The Preemptive Rights Offer will state (i) the amount

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of New Securities issued and the amount of Additional New Securities to be issued, (ii) the terms of the Additional New Securities, (iii) the purchase price of the Additional New Securities, and (iv) any other material terms of the proposed issuance. The Preemptive Rights Offer will remain open and irrevocable for a period of 30 days from the date of its delivery (the “Preemptive Rights Period”).
          6.2 Each Qualified Participant may accept the Preemptive Rights Offer by delivering to the Company a written notice (the “Preemptive Rights Notice”) within the Preemptive Rights Period, which notice will contain such certifications as the Company may require in order to confirm Qualified Participant status. The Preemptive Rights Notice will state the number of New Securities such Qualified Participant desires to purchase, which amount may not exceed the number of Additional New Securities that such Qualified Participant is entitled to purchase under Section 6.1.
          6.3 The issuance of Additional New Securities to the Qualified Participants will be made on a Business Day, as designated by the Company, not less than ten nor more than 30 days after expiration of the Preemptive Rights Period on terms and conditions of the Preemptive Rights Offer consistent with this Article VI (the date of such issuance, the “Preemptive Rights Issuance Date”). At the closing of the issuance of the Additional New Securities to such Qualified Participants, the Company will deliver certificates or other instruments evidencing such Additional New Securities against payment of the purchase price therefor, and such Additional New Securities will be issued free and clear of all liens, claims and other encumbrances (other than those attributable to actions by the purchasers thereof). At such closing, all of the parties to the transaction will execute such additional documents as are deemed by the Board to be necessary or appropriate in its sole discretion.
          6.4 Definitions. In additions to terms defined elsewhere in this Agreement, the following terms have the following meanings for purposes of this Article VI:
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
“Common Stock Derivative” means any option, right, warrant or security of the Company which is convertible into or exercisable or exchangeable for Common Stock of the Company.
“Common Stock Outstanding” means all shares of Common Stock issued and outstanding as of the applicable time plus the number of shares issuable upon conversion or exercise of all outstanding Common Stock Derivatives (including the Series A Preferred and the Series B Preferred) as of the applicable time.

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“Initial Series A Purchasers” means Centerbridge, Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership, and Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership.
“Liquidation Preference” means, as applicable, the Series A Liquidation Preference or the Series B Liquidation Preference.
“New Securities” means any shares of Capital Stock, other than any shares of (a) Common Stock, if at the time of the issuance the Common Stock is listed or admitted to trading on a national securities exchange, or (b) Capital Stock issued as described in Section 5(h)(iv)(B)(4) or (5) of the Certificate.
“Preemptive Rights Disqualifying Date” means the date on which the Initial Series A Purchasers no longer beneficially own shares of Series A Preferred having a Liquidation Preference in the aggregate of at least 50% of the Series A Liquidation Preference of shares of Series A Preferred that are outstanding at such time.
“Preferred Stock” means the Series A Preferred and the Series B Preferred.
“Pro Rata Amounts” means, on the date of determination, with respect to any holder of Preferred Stock, the quotient obtained by dividing (a) the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred or Series B Preferred, as applicable, held by such holder on such date by (b) the aggregate number of shares of Common Stock Outstanding.
“Qualified Participants” means holders of Series A Preferred or Series B Preferred that are “qualified institutional buyers” (as such term is defined in Rule 144A promulgated under the Securities Act) on both the date of the Preemptive Rights Offer and the Preemptive Rights Issuance Date.
“Series A Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series A Preferred stock splits, stock dividends, recapitalizations and the like.
“Series B Liquidation Preference” means $100.00 per share, as adjusted from time to time for Series B Preferred stock splits, stock dividends, recapitalizations and the like.
          6.5 Each holder of Series A Preferred and Series B Preferred that is entitled by the terms hereof to the rights set forth in this Article VI is an intended third party beneficiary and has all rights, remedies, obligations and liabilities under this Article VI as though it were a party hereto. This Article VI may be amended or repealed only in accordance with Article VII, Section 3(b) or (c), as applicable, of the Charter.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
DANA HOLDING CORPORATION
By:
        Name
        Title:
PURCHASER:
CENTERBRIDGE CAPITAL PARTNERS, L.P.
By: Centerbridge Associates, L.P., its General
        Partner
By: Centerbridge GP Investors, LLC, its General
        Partner
By:
        Name
        Title: Authorized Person
CENTERBRIDGE CAPITAL PARTNERS
STRATEGIC, L.P.
By: Centerbridge Associates, L.P., its General
         Partner
By: Centerbridge GP Investors, LLC, its General
        Partner
By:
        Name
        Title: Authorized Person
CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.
By: Centerbridge Associates, L.P., its General
        Partner

By: Centerbridge GP Investors, LLC, its General
        Partner
By:
        Name
        Title: Authorized Person

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EXHIBIT A
Certificate
[To be attached]

EXHIBIT B
Form of Assumption Agreement
          The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, the Shareholders Agreement (the “Agreement”) dated as of                      ___, 200___by and among Dana Holding Corporation, Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P. and CBP Parts Acquisition Co. LLC, and for all purposes of the Agreement, the undersigned will be a “Qualified Purchaser Transferee” (as defined in the Agreement). Without limiting the foregoing, the undersigned acknowledges that the shares of Series A Preferred (as defined in the Agreement) transferred to the undersigned in connection herewith are subject to the transfer restrictions set forth in the Certificate (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.
[Name]
By:
     Name:
     Title:

Exhibit E
DANA HOLDING CORPORATION
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of ___, 2007 (the “Agreement”), between Centerbridge Capital Partners, L.P., a Delaware limited partnership (“Centerbridge”), Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership (“Strategic”), Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership (“SBS”, each of Centerbridge, Strategic and SBS, an “Investor”) and Dana Holding Corporation, a Delaware corporation (the “Company”).
R E C I T A L S
          WHEREAS, each Investor has, pursuant to the terms of the Investment Agreement, dated as of July 26, 2007, by and among the Company, Centerbridge and the CBP Parts Acquisition Co. LLC, as assigned by CBP Parts Acquisition Co. LLC in full and by Centerbridge in part to each of the Investors, (the “Investment Agreement”), agreed to purchase shares of (i) 4.0% Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and (ii) 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”); and
          WHEREAS, the shares of Series A Preferred Stock are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
          WHEREAS, the shares of Series B Preferred Stock are convertible into shares of Common Stock; and
          WHEREAS, the Company has agreed, as a condition precedent to each Investor’s obligations under the Investment Agreement, to grant each Investor certain registration rights; and
          WHEREAS, the Company and each Investor desire to define the registration rights of each Investor on the terms and subject to the conditions herein set forth.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
          SECTION 1. DEFINITIONS
          As used in this Agreement, the following terms have the respective meanings set forth below:

          Allocation Priority: shall have the meaning set forth in Section 2(b)(ii);
          Agreement: shall mean this Agreement among each Investor and the Company;
          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;
          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;
          Holder: shall mean any holder of Registrable Securities;
          Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;
          Maximum Number of Shares: shall have the meaning set forth in Section 2(b)(ii);
          Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;
          Pro Rata: shall have the meaning set forth in Section 2(b)(ii);
          Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
          Registrable Securities: shall mean any (A) Series A Preferred Stock held by each Investor, (B) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by each Investor, (C) Series B Preferred Stock held by each Investor, (D) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by each Investor, (E) other shares of Common Stock acquired by each Investor after the date hereof unless acquired in breach of any agreement between the Holder and the Company and (F) any additional securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities of the Company held by each Investor, including but not limited to, those listed in clauses (A), (B), (C), (D) and (E);
          Registration Expenses: shall mean all reasonable expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

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          security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;
          Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and
          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than reasonable fees and expenses of one counsel for all the Holders.
          SECTION 2. REGISTRATION RIGHTS
     (a) Demand Registration.
     (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:
     (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and
     (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(B) After the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, however, that a registration shall not be deemed to constitute a registration pursuant to this Section 2(a) in the event that less than ninety

3

percent (90%) of the Registrable Securities held by Holders participating in the registration are permitted to participate in such registration;
(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[insert dollar amount to 10% of the sum of (1) the total aggregate Series A Purchase Price (as defined in the Investment Agreement) and (2) the total aggregate Series B-1 Purchase Price that is paid by each Investor under the Investment Agreement for Shares (as defined in the Investment Agreement)];
(D) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
(E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company that are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

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The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).
     (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i).
If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with Section 2(b)(ii); provided that such allocation shall be made in the following manner: (i) first, Pro Rata (as defined below) to Registrable Securities and securities entitled to registration under the Series B Registration Rights Agreement (as defined below), regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, to securities that the Company desires to sell, and (iii), third, securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, in the case of (ii) and (iii) without exceeding the Maximum Number of Shares.. If any Holder or Other Stockholder who has requested inclusion in such registration as provided herein disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.
     (b) Company Registration.
     (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable

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Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (1) above, except to the extent limited as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
     (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the allocation priority set forth below. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting (the “Maximum Number of Shares”) shall be allocated in the following manner: (i) first, the securities that the Company desires to sell, regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, both (A) the Registrable Securities held by the Holders and (B) the securities held by holders of Series B Preferred Stock entitled to registration under the Registration Rights Agreement, dated ___, 200_, among the holders of Series B Preferred Stock and the Company (the “Series B Registration Rights Agreement”), all pro rata in accordance with the number of shares that each such Holder of Registrable Securities or holder of securities entitled to registration under the Series B Registration Rights Agreement, respectively, has requested be included in such registration (such proportion is referred to herein as “Pro Rata”), to the extent that the Maximum Number of Shares has not been exceeded; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, without exceeding the Maximum Number of Shares (the foregoing allocation is referred to herein as the “Allocation Priority”). If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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          (c) Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request up to four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):
     (i) Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $[insert dollar amount to 5% of the sum of (1) the total aggregate Series A Purchase Price (as defined in the Investment Agreement) and (2) the total aggregate Series B-1 Purchase Price that is paid by each Investor under the Investment Agreement for Shares (as defined in the Investment Agreement)];
     (ii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by the requesting Holder could have been included for sale or distribution;
     (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
     (iv) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
     (v) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

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The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c)and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
          (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.
          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its reasonable expense, the Company will:
     (i) keep such registration effective for a period of ninety (90) days;
     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;
     (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably and customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is reasonably and customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and

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if permitted by applicable accounting standards, to the Holders participating in such registration.
     (f) Indemnification.
     (i) The Company will indemnify each Holder, each of its officers, directors and partners and members, and each Person controlling each Holder, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors and partners and members, and each Person controlling each such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company to each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (ii) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such

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Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
     (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in

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connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
     (g) Information by the Holders.
     (i) Each Holder including securities in any registration pursuant to the terms of this Agreement shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.
     (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (h) Rule 144 Reporting.
          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:
     (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”);
     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
     (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
          (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the

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Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144(k) or are otherwise freely saleable or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
          SECTION 3. INTERPRETATION OF THIS AGREEMENT
          (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          SECTION 4. MISCELLANEOUS
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.
          (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
          (c) Notices.
     (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
     (1) if to the Company, to Dana Corporation (or the name of the Company), 4500 Dorr Street, Toledo, OH 43615, Attention: General Counsel and Secretary (facsimile: (419) 535-4544), or at such other address or facsimile number as it may have furnished in writing to the Holders, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017 (facsimile: (212) 755-7306), Attention: Marilyn W. Sonnie, Esq.
     (2) if to the Holders, to Centerbridge Capital Partners, L.P., 375 Park Avenue, 12th Floor, New York, NY 10152, Attention: Jeffrey Aronson (facsimile: (212) 672-6501) and David Trucano (facsimile: (212) 672-6501) or at such other address or facsimile numbers as may have been furnished the Company in writing, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9536), Attention: Jeffrey R. Poss, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.
          (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may

12

hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon and enforceable by the successors and assigns of each of the parties.
          (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).
          (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
          (h) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DANA HOLDING CORPORATION

By:

Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	, its General Partner

By:
Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS
STRATEGIC, L.P.

By:	, its General Partner

By:
Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS SBS,
L.P.

By:	, its General Partner

By:
Name:
Title:

Exhibit F
DANA HOLDING CORPORATION
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of                     , 2007 (the “Agreement”), among the purchasers of 4.0% Series B Convertible Preferred Stock listed on Schedule A (the “Investors”) and Dana Holding Corporation, a Delaware corporation (the “Company”).
R E C I T A L S
          WHEREAS, the Investors have, pursuant to the terms of the Subscription Agreement, dated as of                     , 2007, by and among the Company and the Investors (the “Subscription Agreement”), agreed to purchase shares of 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”); and
          WHEREAS, the shares of Series B Preferred Stock are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
          WHEREAS, the Company has agreed, as a condition precedent to the Investors’ obligations under the Subscription Agreement, to grant the Investors certain registration rights; and
          WHEREAS, the Company and the Investors desire to define the registration rights of the Investor on the terms and subject to the conditions herein set forth.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
          SECTION 1. DEFINITIONS
          As used in this Agreement, the following terms have the respective meanings set forth below:
          Allocation Priority: shall have the meaning set forth in Section 2(b)(ii);
          Agreement: shall mean this Agreement among the Investors and the Company;
          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;
          Holder: shall mean any holder of Registrable Securities;
          Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;
          Maximum Number of Shares: shall have the meaning set forth in Section 2(b)(ii);
          Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;
          Pro Rata: shall have the meaning set forth in Section 2(b)(ii);
          Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
          Registrable Securities: shall mean any (A) Series B Preferred Stock held by the Investors, (B) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Investors, (C) other shares of Common Stock acquired by the Investors after the date hereof unless acquired in breach of any agreement between the Holder and the Company and (D) additional securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of any securities of the Company held by the Investors, including but not limited to, those listed in clauses (A), (B) and (C);
          Registration Expenses: shall mean all reasonable expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);
          security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;
          Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and

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          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than reasonable fees and expenses of one counsel for all the Holders.
          SECTION 2. REGISTRATION RIGHTS
          (a) Demand Registration.
          (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:
          (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and
          (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(B) After the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, however, that a registration shall not be deemed to constitute a registration pursuant to this Section 2(a) in the event that less than ninety percent (90%) of the Registrable Securities held by Holders participating in the registration are permitted to participate in such registration;
(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[insert dollar amount to 10% of the sum of (1) the total aggregate Series B-1 Purchase Price (as defined in the

3

Investment Agreement) that is paid by all of the Investors under the Investment Agreement for Series B-1 Shares (as defined in the Investment Agreement)and (2) the total aggregate Series B-2 Purchase Price that is paid by all of the Investors under the Investment Agreement for Series B-2 Shares (as defined in the Investment Agreement)];
(D) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
(E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company that are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

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     (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i).
If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with Section 2(b)(ii); provided that such allocation shall be made in the following manner: (i) first, Pro Rata (as defined below) to Registrable Securities and securities entitled to registration under the Series A Registration Rights Agreement (as defined below), regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, to securities that the Company desires to sell, and (iii), third, securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, in the case of (ii) and (iii) without exceeding the Maximum Number of Shares. If any Holder or Other Stockholder who has requested inclusion in such registration as provided herein disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.
     (b) Company Registration.
     (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (1) above, except to the extent limited as set forth in Section 2(b)(ii) below. Such written request

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may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
     (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the allocation priority set forth below. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting (the “Maximum Number of Shares”) shall be allocated in the following manner: (i) first, the securities that the Company desires to sell, regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, both (A) the securities entitled to registration under the Registration Rights Agreement, dated ___, 200_, between Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P, Centerbridge Capital Partners SBS, L.P. and the Company (the “Series A Registration Rights Agreement”) and (B) the Registrable Securities that can be sold, all pro rata in accordance with the number of securities entitled to registration under the Series A Registration Rights Agreement and Registrable Securities, respectively, that each such holder of securities entitled to registration under the Series A Registration Rights Agreement or Holder has requested be included in such registration (such proportion is referred to herein as “Pro Rata”), without exceeding the Maximum Number of Shares, and; (iii) third, the Registrable Securities that can be sold, Pro Rata, without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, without exceeding the Maximum Number of Shares (the foregoing allocation is referred to herein as the “Allocation Priority”). If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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          (c) Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request up to four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):
     (i) Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $[insert dollar amount to 5% of the sum of (1) the total aggregate Series B-1 Purchase Price (as defined in the Investment Agreement) that is paid by all of the Investors under the Investment Agreement for Series B-1 Shares (as defined in the Investment Agreement)and (2) the total aggregate Series B-2 Purchase Price that is paid by all of the Investors under the Investment Agreement for Series B-2 Shares (as defined in the Investment Agreement)];
     (ii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by the requesting Holder could have been included for sale or distribution;
     (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
     (iv) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date three(3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or
     (v) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written

7

request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c)and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
          (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.
          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its reasonable expense, the Company will:
          (i) keep such registration effective for a period of ninety (90) days;
     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;
     (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably and customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is reasonably and customarily given by independent certified public accountants to

8

underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.
     (f) Indemnification.
     (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners and members, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company to each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance

9

upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
     (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10

     (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
     (g) Information by the Holders.
     (i) Each of the Holders including securities in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.
     (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (h) Rule 144 Reporting.
     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:
     (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”);
     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
     (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

11

          (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144(k) or are otherwise freely saleable or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
          SECTION 3. INTERPRETATION OF THIS AGREEMENT
          (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          SECTION 4. MISCELLANEOUS
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.
          (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
          (c) Notices.
     (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:
     (1) if to the Company, to Dana Corporation (or the name of the Company), 4500 Dorr Street, Toledo, OH 43615, Attention: General Counsel and Secretary (facsimile: (419) 535-4544), or at such other address or facsimile numbers as it may have furnished in writing to the Holders, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017 (facsimile: (212) 755-7306), Attention: Marilyn W. Sonnie, Esq.
     (2) if to the Holders, to the address or facsimile provided on Schedule A, or at such other address or facsimile number as may have been furnished the Company in writing, with a copy to: [                                         ]; and a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9536), Attention: Jeffrey R. Poss, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

12

          (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of each of the parties.
          (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).
          (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
          (h) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DANA HOLDING CORPORATION

By:
Name:
Title:

[HOLDERS]

By:
Name:
Title:

SCHEDULE A
Investors

Exhibit H
[Name of legal entity and trading unit]
[Address]
Re:            Dana Holding Corporation
Dear Sir or Madam:
Reference is made to Section 8(f) of the Certificate of Designations (the “Certificate”) of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock (the “Preferred Stock”) each issued by Dana Holding Corporation (“Dana”), as may be amended from time to time, which Section sets forth certain restrictions relating to holders of the Preferred Stock (collectively, the “Shorting Restrictions”). Capitalized terms used herein but not defined have the meanings given to them in the Certificate.
Dana hereby agrees to waive and does waive (and Centerbridge shall not and does not object to such waiver) any and all rights to enforce the provisions of the Shorting Restrictions against any Qualified Marketmaker (as defined below) in respect of transactions by such Qualified Marketmaker in respect of Qualified Securities (as defined below) (i) conducted solely in the ordinary course of its broker/dealer or market maker business, (ii) accommodating customer orders, and (iii) not entered into with a view towards establishing directionally biased positions (including without limitation engaging in arbitrage positions with respect to the Preferred Stock) for the proprietary account of such Qualified Marketmaker, whether in a proprietary trading unit or otherwise, provided however that so long as the business unit to which this letter is addressed maintains the confidentiality of all non-public information relating to the Debtor that is now in, or in the future comes into, its possession, using the same standard of confidentiality [name of legal entity] uses to maintain the confidentiality of its own confidential information, other proprietary business units of [name of legal entity] shall not be subject to the provisions of Section 8(f) unless such unit otherwise acquires shares of the Preferred Stock.
For these purposes, a “Qualified Marketmaker” means an entity that (i) holds itself out to the public as standing ready in the ordinary course of its business to purchase from customers and sell to customers Qualified Securities (or to enter with customers into long and short positions in derivative contracts that reference Qualified Securities), in its capacity as a dealer or market maker in such Qualified Securities, (ii) in fact regularly makes a two-way market in such Qualified Securities, and (iii) consistently has filed its U.S. federal income tax returns on the basis that such business constituted a securities dealer business within the scope of section 475(a) of the Internal Revenue Code of 1986, as amended. An entity that is under common control with or controlled by a Qualified Marketmaker shall be considered a Qualified Marketmaker for purposes of this waiver (and the limitations to this waiver expressly provided herein) to the extent it satisfies conditions (i) and (ii) of the preceding sentence.

For these purposes, the term “Qualified Securities” means (i) New Common Stock (as defined in the Investment Agreement Term Sheet) and (ii) options, forward contracts, swaps or other derivative contracts that require the delivery of such securities, or that require the payment of money determined by reference to the value or yield of such securities.
The signatories hereby represent that they are duly authorized by their respective institutions to execute this agreement.
Please acknowledge your acceptance of the above referenced waiver by executing and signing below. By doing so, you hereby represent to the undersigned, to the best of your knowledge, that such business unit is, as of the date hereof, the only entity, division or unit of [name of legal entity] that holds claims against the Debtor in a proprietary capacity, other than [                                         ][name of entity, division or unit], which will not be covered by this letter agreement and will be subject to the Shorting Restrictions.
Centerbridge Capital Partners, L.P.
By:
Name:
Title:
Dana Holding Corporation
By:
Name:
Title:
Acknowledged and Accepted:
[Trading unit and name of legal entity]
By:
Name:
Title: